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Exhibit 10.7

TECHWELL
          Mixed Signal Semiconductor Solutions

November 1, 2005

Mark Voll
Address

Dear Mark,

Techwell, Inc. is pleased to offer to you the position of Chief Financial Officer reporting to Hiro Kozato.

The provisions of this offer are as follows:

1.
The annual salary for this exempt position is $162,000.

2.
Subject to the approval of our Board of Directors and subject to the terms and conditions of the Techwell Stock Option Plan, you will have the opportunity to purchase 120,000 shares of the Company's Common stock with one year acceleration at the change of control of the Company.

3.
You will participate in Techwell's medical and dental plan, effective the 1st day of the following month of your start day.

4.
You will be required to sign the Company Standard Employee Confidentiality and Non-disclosure Agreement.

5.
In compliance with the new Immigration and Naturalization Service's Act, you will be required to furnish proof of your right to work in the United States upon acceptance of this offer.

6.
This offer is contingent upon satisfactory results of a background report performed by a qualified agent.

7.
This offer is valid through November 11, 2005.

Please indicate your acceptance by signing this letter and returning it to me. We look forward to your joining the Techwell team.

Sincerely,

/s/ Hiro Kozato
Hiro Kozato
President & CEO

Accepted:	/s/ Mark Voll	Date:	11/1/05
Start Date:

TECHWELL INC. 408 E. Plumeria Drive San Jose CA 95134 U.S.A.
TELEPHONE: 408.435.3888 FAX: 408.435.0588
www.techwellinc.com

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  Exhibit 10.7